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Exhibit 21.1

KITE REALTY GROUP TRUST
LIST OF SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1.	Kite Realty Group, L.P.	Delaware
2.	Kite Washington, LLC	Indiana
3.	KRG Washington Management, LLC	Delaware
4.	82 & Otty, LLC	Indiana
5.	Kite Kokomo, LLC	Indiana
6.	KRG San Antonio, LP	Indiana
7.	Kite San Antonio, LLC	Indiana
8.	KRG Cedar Hill Village, LP	Indiana
9.	KRG Texas, LLC	Indiana
10.	Kite Coral Springs, LLC	Indiana
11.	Westfield One, LLC	Indiana
12.	KRG Frisco Bridges, LP	Indiana
13.	116th & Olio, LLC	Indiana
14.	Glendale Center, LLC	Indiana
15.	Kite Greyhound, LLC	Indiana
16.	Kite Greyhound III, LLC	Indiana
17.	Kite McCarty State, LLC	Indiana
18.	International Speedway Square, Ltd.	Florida
19.	Kite Daytona, LLC	Indiana
20.	KRG Daytona Management, LLC	Indiana
21.	Jefferson Morton, LLC	Indiana
22.	Kite King's Lake, LLC	Indiana
23.	Kite New Jersey, LLC	Indiana
24.	Kite Michigan Road, LLC	Indiana
25.	KRG Capital, LLC	Indiana
26.	Ohio & 37, LLC	Indiana
27.	Kite Shadeland, LLC	Indiana
28.	Kite Pen, LLC	Indiana
29.	KRG Cedar Hill Plaza, LP	Delaware
30.	KRG CHP Management, LLC	Indiana
31.	Preston Commons, LLP	Indiana
32.	Kite Acworth, LLC	Indiana
33.	Eagle Plaza II, LLC	Indiana
34.	Kite Eagle Creek, LLC	Indiana
35.	Kite Eagle Creek II, LLC	Indiana
36.	Kite Silver Glen, LLC	Indiana
37.	Spring Mill Medical, LLC	Indiana
38.	Kite Spring Mill Medical, LLC	Indiana
39.	Kite Spring Mill II, LLC	Indiana
40.	Noblesville Partners, LLC	Indiana
41.	Center Associates, LLC	Indiana
42.	Corner Associates, L.P.	Indiana
43.	KRG Corner Associates, LLC	Indiana
44.	Kite West 86th Street, LLC	Indiana
45.	Kite West 86th Street II, LLC	Indiana
46.	Kite West 86th Street III, LLC	Indiana
47.	Kite Washington Parking, LLC	Indiana
48.	176 & Meridian, LLC	Indiana

49.	50th & 12th, LLC	Indiana
50.	Whitehall Pike, LLC	Indiana
51.	KRG Whitehall Pike Management, LLC	Indiana
52.	KRG Management, LLC	Indiana
53.	KRG Construction, LLC	Indiana
54.	KRG Development, LLC (d/b/a Kite Development)	Indiana
55.	Kite Realty Holding, LLC	Indiana
56.	Kite Realty Advisors, LLC (d/b/a KMI Realty Advisors)	Indiana
57.	Kite Realty Construction, LLC	Indiana
58.	Kite Realty Development, LLC	Indiana
59.	KRG Eagle Creek III, LLC	Indiana
60.	KRG Fishers Station I, LLC	Indiana
61.	KRG Fishers Station II, LLC	Indiana
62.	KRG Hamilton Crossing, LLC	Indiana
63.	KRG Galleria Plaza, LP	Indiana
64.	KRG Sunland Management, LLC	Indiana
65.	KRG Sunland, LP	Indiana
66.	KRG Waterford Lakes, LLC	Indiana
67.	KRG Panola I, LLC	Indiana
68.	KRG Panola II, LLC	Indiana
69.	KRG Gainesville, LLC	Indiana
70.	KRG/CREC Gainesville, LLC	Florida

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  Exhibit 21.1
KITE REALTY GROUP TRUST LIST OF SUBSIDIARIES